Exhibit 10.4
Non-Qualified Stock Option Agreement
(As of August 7, 2024)
This Non-Qualified Stock Option Agreement (the “Award Agreement” or “Stock Option Agreement”) is made and entered into as of [DATE] by and between Orion180 Group, Inc., a Florida corporation (the “Company”) and [EMPLOYEE NAME] (the “Participant”).
Grant Date: [______________, 2024]
Exercise Price Per Share: [__________________________] (equal to no less than the Fair Market Value of an Option Share on the Grant Date with respect to each Option Share)
Number of Option Shares: [_________________________]
Expiration Date: [__________________]
1.    Grant of Option.
1.1    Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of shares of Common Stock subject to the Option (“Option Shares”) set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s Equity Incentive Plan of Orion180 Group, Inc. (the “Plan”). The Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.
1.2    Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company (or to an Affiliate with respect to which the Company constitutes an “eligible issuer of service recipient stock” in accordance with Code Section 409A and the Treasury Regulations thereunder) and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.
2.    Exercise Period; Vesting.
2.1    Vesting Schedule. Provided that the Participant remains in Continuous Service and all other conditions set forth in this Award Agreement and the Plan have been satisfied, the Option will become 100% vested and exercisable with respect to all of the Option Shares on the date falling thirty-six (36) months after the Grant Date (the “Vesting Date”), which shall be exercisable for a period of [___________] months following the Vesting Date (except as otherwise set forth in the Plan and this Award Agreement). The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service for any reason.
2.2    Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Award Agreement or the Plan.
3.    Termination of Continuous Service.
3.1    Forfeiture of Unvested Options. In the event of the Participant’s termination of Continuous Service for any reason, any unvested portion of the Option shall immediately terminate, cease to be exercisable and be forfeited.
3.2    Termination for Reasons Other Than Cause, Death, Disability. If the Participant’s Continuous Service is terminated for any reason other than Cause, death or Disability, the Participant may exercise the
- 1 of 7 -

vested portion of the Option (as of the date of Participant’s termination of Continuous Service), but only within such period of time ending on the earlier of (a) the date thirty days following the termination of the Participant’s Continuous Service or (b) the Expiration Date, and the unvested portion of the Option shall immediately terminate, cease to be exercisable and be forfeited.
3.3    Termination for Cause. If the Participant’s Continuous Service is terminated for Cause, the Option (whether vested or unvested) shall immediately terminate, cease to be exercisable and be forfeited.
3.4    Termination due to Disability. If the Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise the vested portion of the Option (as of the date of Participant’s termination of Continuous Service), but only within such period of time ending on the earlier of (a) the date 12 months following the Participant’s termination of Continuous Service or (b) the Expiration Date, and the unvested portion of the Option shall immediately terminate, cease to be exercisable and be forfeited.
3.5    Termination due to Death. If the Participant’s Continuous Service terminates as a result of the Participant’s death, the Option shall immediately terminate, cease to be exercisable and be forfeited.
3.6    Extension of Termination Date. Unless prohibited by Applicable Law, if following the Participant’s termination of Continuous Service for any reason other than death or termination for Cause, the exercise of the vested portion of the Option is prohibited because the exercise of the Option would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the expiration of the vested portion of the Option (as of the date of Participant’s termination of Continuous Service) shall be tolled until the date that is thirty (30) days after the end of the period during which the exercise of the Option would be in violation of such registration or other securities requirements (or until the end of the normal exercise period, if later, based upon a termination due to Disability).
4.    Manner of Exercise.
4.1    Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Committee from time to time (the “Exercise Agreement”), which shall set forth, inter alia:
(a)    the Participant’s election to exercise the Option;
(b)    the number of shares of Common Stock being purchased;
(c)    any restrictions imposed on the shares of Common Stock; and
(d)    any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.
If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.
4.2    Payment of Exercise Price. The entire Exercise Price of the Option shall be payable in full at the time of exercise, to the extent permitted by Applicable Law, either:
(a)    in cash or by certified or bank check at the time the Option is exercised; or
- 2 of 7 -

(b)    in any other form of legal consideration that may be acceptable to the Committee.
4.3    Withholding. Prior to the issuance of Option Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by tendering a cash payment. The Company has the right to withhold from any compensation paid to a Participant.
4.4    Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.
5.    No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Award Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company or an Affiliate. Further, nothing in the Plan or this Award Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.
6.    Transferability. The Option is not transferable by the Participant for any reason.
7.    Change in Control.
7.1    Acceleration of Vesting. In the event of a Change in Control, notwithstanding any provision of the Plan or this Award Agreement to the contrary, if the Change in Control takes place at least twenty-four (24) months after the Grant Date (and the Participant has remained in Continuous Service and has satisfied all other conditions set forth in this Award Agreement and the Plan), the Option shall become immediately vested and exercisable with respect to 100% of the Option Shares. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change in Control with respect to the shares of Common Stock received.
7.2    Cash-out. In the event of a Change in Control, the Committee may, in its discretion and upon advance notice to the Participant, cancel the Option and pay to the Participant in the form of a lump sum payment at the time of the Change in Control the value of the Option based upon the price per share of Common Stock received by other shareholders of the Company at the time of the Change in Control less the Exercise Price. Notwithstanding the foregoing, if at the time of a Change in Control the Exercise Price of the Option equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.
8.    Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.
9.    Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
10.    Public Offering. The Participant agrees that in the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of Common Stock, the Committee, in its sole discretion, may require that the Participant not sell or otherwise transfer or dispose of any Option Shares during such period (not to exceed 365 days) following the effective date of the registration statement.
- 3 of 7 -

The Participant further understands that the Company may impose stop-transfer instructions with respect to securities subject to these restrictions until the end of such period.
11.    Transferability of Option Shares; Certificates.
11.1    Pre-Public Offering. Prior to an initial public offering (“IPO”), no Option Shares may be transferred or disposed of in any way by the Participant, except by will or the laws of descent and distribution, or pursuant to this Award Agreement.
11.2    Issuance of Option Shares. Subject to Section 11.3, provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the Option Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto.
11.3    Issuance of Option Shares May Be Postponed. Notwithstanding any other provisions of this Award Agreement, the issuance or delivery of Option Shares, whether subject to restrictions or unrestricted, may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of the Option Shares. The Company shall not be obligated to issue or deliver any if the issuance or delivery thereof would constitute a violation of any provision of any law or any regulation of any governmental authority or national securities exchange.
12.    Non-competition and Non-solicitation.
12.1    In consideration of the Option, the Participant agrees and covenants not to:
(a)    contribute his or her knowledge, directly or indirectly, in whole or in part, as an employee, officer, owner, manager, advisor, consultant, agent, partner, director, shareholder, volunteer, intern or in any other similar capacity to an entity engaged in the same or similar business as the Company and its Affiliates, including those engaged in the business of insurance for a period of two years following the Participant’s termination of Continuous Service;
(b)    directly or indirectly, solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company or its Affiliates for two years following the Participant’s termination of Continuous Service; or
(c)    directly or indirectly, solicit, contact (including, but not limited to, e-mail, regular mail, express mail, telephone, fax, and instant message), attempt to contact or meet with the current, former or prospective customers of the Company or any of its Affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company or any of its Affiliates for a period of two years following the Participant’s termination of Continuous Service.
12.2    In the event of a breach or threatened breach of any of the covenants contained in Section 12.1:
(a)    the Option shall be forfeited effective as of the date of such breach, unless sooner terminated by operation of another term or condition of this Award Agreement or the Plan; and
(b)    the Participant hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.
- 4 of 7 -

13.    Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
14.    Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Award Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
15.    Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Florida without regard to conflict of law principles.
16.    Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
17.    Options Subject to Plan. This Award Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
18.    Shareholders’ Agreement. Notwithstanding anything in this Award Agreement to the contrary, and in accordance with Section 13.2 of the Plan, as a condition to the receipt of Option Shares, the Participant shall execute and become a party to the Shareholders’ Agreement among the Company and its shareholders (the "Shareholders’ Agreement") which shall set forth certain restrictions on the transferability of the Option Shares, including, without limitation, a right of first refusal of the Company with respect to Option Shares, the right of the Company to re-purchase Option Shares after a Participant’s termination of Continuous Service, and drag-along rights of the Company and certain investors and such other terms as the Board or the Committee shall from time to time establish.
19.    Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.
20.    Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.
21.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Award Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company or an Affiliate.
- 5 of 7 -

22.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Award Agreement without the Participant’s consent.
23.    No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
24.    Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
25.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Award Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.
- 6 of 7 -

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

ORION 180 GROUP, INC.

By:

Name:

Title:

PARTICIPANT

Name:
- 7 of 7 -